SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                                  COMCAM, Inc.
                    (Formerly known as "Thor Ventures Corp.")
                    -----------------------------------------
             (Exact name of registrant as specified in its charter)

         DELAWARE                               98-0208402
         ---------                              -------------
(State or other jurisdiction of     (I.R.S. Employer Identification No.)
incorporation or organization)

        1140 McDermott Drive, Suite 200, West Chester, Pennsylvania 19380
                    (Address of principal executive offices)

                      The 2003 Benefit Plan of ComCam, Inc.
                            (Full title of the plan)


 The Company Corporation, 400-2711 Centerville Road, Wilmington, Delaware 19808
            (Name, address, including zip code, of agent for service)

   Telephone number, including area code, of agent for service: (302) 636-5440
                                                                --------------

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                         CALCULATION OF REGISTRATION FEE

==================================== ============== ======================== ========================= =================

Title of Securities to be            Amounts to     Proposed Maximum         Proposed Maximum          Amount of
Registered                           be Registered  Offering Price Per       Aggregate Offering Price  Registration Fee
                                                    Share(1)
------------------------------------ -------------- ------------------------ ------------------------- -----------------

Common Stock                             2,000,000                    $0.13                  $260,000            $65.00
==================================== ============== ======================== ========================= =================

(1) Bona fide estimate of maximum offering price solely for calculating the registration fee pursuant to Rule 457(h) of the Securities Act of 1933, based on the average bid and asked price of the registrant's common stock as of May 19, 2003, a date within five business days prior to the date of filing of this registration statement.








                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

                      The 2003 Benefit Plan of ComCam, Inc.
                  Cross-Reference Sheet Pursuant to Rule 404(a)

Cross-reference between items of Part I of Form S-8 and the Section 10(a) prospectus that will be delivered to each employee, consultant, or director who participates in the 2003 Benefit Plan of ComCam, Inc.

Registration Statement Item Numbers and Headings              Prospectus Heading

1.       2003 Benefit Plan Information                        Section 10(a) Prospectus

2.       Registrant Information and                           Section 10(a) Prospectus
         Employee Plan Annual Information


                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

The following documents filed by ComCam, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission (the "Commission") are hereby incorporated by reference:

1. The Company's annual report on Form 10-KSB for the fiscal year ended December 31, 2002.

2. All reports filed by the Company with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year ended December 31, 2002.

3. The Company's Form 10-SB registration statement filed on July 20, 1999 under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

Prior to the filing, if any, of a post-effective amendment, that indicates that all securities covered by this registration statement have been sold or that de-registers all such securities then remaining unsold, all reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.

Item 4.  Description of Securities

The common stock of the Company being registered pursuant to this registration statement is part of a class of securities registered under Section 12 of the Exchange Act. A description of such securities is contained in the Company's initial Form 10-SB registration statement filed with the Commission on July 20, 1999, and is incorporated herein by reference. (See "Item 3. Incorporation of Documents by Reference.")


Item 5. Interests of Named Experts and Counsel

No expert is named as preparing or certifying all or part of the registration statement to which this prospectus pertains, and no counsel for the Company who is named in this prospectus as having given an opinion on the validity of the securities being registered hereby was hired on a contingent basis or has or is to receive, in connection with this registration, a substantial interest, direct or indirect, in the Company.

Item 6. Indemnification of Directors and Officers

Section 145 of the General Corporation Law of the State of Delaware provides, in general, that a corporation incorporated under the laws of the State of Delaware, such as the registrant, may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than a derivative action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another enterprise, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. In the case of a derivative action, a Delaware corporation may indemnify any such person against expenses (including attorneys' fees actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware or any other court in which such action was brought determines such person is fairly and reasonable entitled to indemnity for such expenses.
Article XIII of the Company's Certificate of Incorporation provides:

"No director of the Corporation shall have liability to the Corporation or to its stockholders or to other security holders for monetary damages for breach of fiduciary duty as a director; provided, however, that such provisions shall not eliminate or limit the liability of a director to the Corporation or to its shareholders or other security holders for monetary damages for: (i) any breach of the director's duty of loyalty to the Corporation or to its shareholders or other security holders; (ii) acts or omissions of the director not in good faith or which involve intentional misconduct or a knowing violation of the law by such director; (iii) acts by such director as specified by the Delaware Corporation Law; or (iv) any transaction from which such director derived an improper personal benefit.

No officer or director shall be personally liable for any injury to person or property arising out of a tort committed by an employee of the Corporation unless such officer or director was personally involved in the situation giving rise to the injury or unless such officer or director committed a criminal offense. The protection afforded in the preceding sentence shall not restrict other common law protections and rights that an officer or director may have.



The word "director" shall include at least the following, unless limited by Delaware law: an individual who is or was a director of the Corporation and an individual who, while a director of a Corporation is or was serving at the Corporation's request as a director, officer, partner, trustee, employee or agent of any other foreign or domestic corporation or of any partnership, joint venture, trust, other enterprise or employee benefit plan. A director shall be considered to be serving under an employee benefit plan at the Corporation's request if his duties to the Corporation also impose duties on or otherwise involve services by him to the plan or to participants in or beneficiaries of the plan. To the extent allowed by Delaware law, the word "director" shall also include the heirs and personal representatives of all directors.

This Corporation shall be empowered to indemnify its officers and directors to the fullest extent provided by law, including but not limited to the provisions set forth in the Delaware Corporation Law, or any successor provision."

Item 7.   Exemption from Registration Claimed

No restricted securities are being reoffered or resold pursuant to this registration statement.

Item 8. Exhibits.

The exhibits attached to this registration statement are listed in the Exhibit Index, which is found on page 7.

Item 9.  Undertakings

(a)      The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         (2) To treat, for the purpose of determining any liability under the Securities Act of 1933 as amended (the "Securities Act"), each such post-effective amendment as a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.




(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.






                      [THIS SPACE INTENTIONALLY LEFT BLANK]

                                   SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of West Chester, Pennsylvania on May 20, 2003.

   ComCam, Inc.

   By: /s/ Don Gilbreath
       ----------------- -------------------------------------------------------
   Don Gilbreath, as President and Chief Financial Officer


                                POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Don Gilbreath, with power of substitution, as his attorney-in-fact for him, in all capacities, to sign any amendments to this registration statement and to file the same, with exhibits thereto and other documents in connection therewith, with the Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitutes may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, the following persons, in their respective capacities, have signed this registration statement on the date indicated.

Signature                           Title                                       Date


/s/ Don Gilbreath          President, Chief Financial Officer
Don Gilbreath                       Director                                    May 20, 2003


/s/ Ross Wilmot                     Secretary, Director                         May 20, 2003
---------------
Ross Wilmot


/s/ Robert Betty                    Director                                     May 20, 2003
----------------
Robert Betty


/s/ Nadir Walji                     Director                                     May 20, 2003
---------------
Nadir Walji

                                INDEX TO EXHIBITS

Commission Ref. No.                         Description of Exhibit                                        Page
Exhibits

4                                           The 2003 Benefit Plan of ComCam, Inc.                         8

5, 23.2                                     Opinion and Consent of Counsel with                          11
                                            respect to the legality of the issuance
                                            of securities pursuant to S-8
                                            registration statement

23.1                                        Consent of Accountant                                        14





































Exhibit 4
                      THE 2003 BENEFIT PLAN OF COMCAM, INC.

ComCam, Inc., a Delaware corporation (the "Company"), hereby adopts The 2003 Benefit Plan of ComCam, Inc. (the "Plan") this 20th day of May, 2003. Under the Plan, the Company may issue stock, or grant options to acquire the Company's common stock, par value $0.0001 (the "Stock"), from time to time to employees of the Company or its subsidiaries, all on the terms and conditions set forth herein ("Benefits"). In addition, at the discretion of the Board of Directors, Benefits may from time to time be granted under this Plan to other individuals, including consultants or advisors, who contribute to the success of the Company or its subsidiaries but are not employees of the Company or its subsidiaries, provided that bona fide services shall be rendered by consultants and advisors and such services must not be in connection with the offer or sale of securities in a capital-raising transaction. No stock may be issued, or option granted under the benefit plan to consultants, advisors, or other persons who directly or indirectly promote or maintain a market for the Company's securities.

1. Purpose of the Plan. The Plan is intended to aid the Company in maintaining and developing a management team, attracting qualified officers and employees capable of assuring the future success of the Company, and rewarding those individuals who have contributed to the success of the Company. The Company has designed this Plan to aid it in retaining the services of executives and employees and in attracting new personnel when needed for future operations and growth and to provide such personnel with an incentive to remain employees of the Company, to use their best efforts to promote the success of the Company's business, and to provide them with an opportunity to obtain or increase a proprietary interest in the Company. It is also designed to permit the Company to reward those individuals who are not employees of the Company but who management perceives to have contributed to the success of the Company or who are important to the continued business and operations of the Company. The above goals will be achieved through the granting of Benefits.

2. Administration of this Plan. Administration of this Plan shall be determined by the Company's Board of Directors (the "Board"). Subject to compliance with applicable provisions of the governing law, the Board may delegate administration of this Plan or specific administrative duties with respect to this Plan on such terms and to such committees of the Board as it deems proper (hereinafter the Board or its authorized committee shall be referred to as "Plan Administrators"). The interpretation and construction of the terms of this Plan by the Plan Administrators thereof shall be final and binding on all participants in this Plan absent a showing of demonstrable error. No member of the Plan Administrators shall be liable for any action taken or determination made in good faith with respect to this Plan. Any Benefit approved by a majority vote of those Plan Administrators attending a duly and properly held meeting shall be valid. Any Benefit approved by the Plan Administrators shall be approved as specified by the Board at the time of delegation.

3. Shares of Stock Subject to this Plan. A total of two million (2,000,000) shares of Stock may be subject to, or issued pursuant to, Benefits granted under this Plan. If any right to acquire Stock granted under this Plan is exercised by the delivery of shares of Stock or the relinquishment of rights to shares of Stock, only the net shares of Stock issued (the shares of stock issued less the shares of Stock surrendered) shall count against the total number of shares reserved for issuance under the terms of this Plan.

4. Reservation of Stock on Granting of Option. At the time any option is granted under the terms of this Plan, the Company will reserve for issuance the number of shares of Stock subject to such option until it is exercised or expires. The Company may reserve either authorized but unissued shares or issued shares reacquired by the Company.

5. Eligibility. The Plan Administrators may grant Benefits to employees, officers, and directors of the Company and its subsidiaries, as may be existing from time to time, and to other individuals who are not employees of the Company or its subsidiaries, including consultants and advisors, provided that such consultants and advisors render bona fide services to the Company or its subsidiaries and such services are not rendered in connection with the offer or sale of securities in a capital-raising transaction. In any case, the Plan Administrators shall determine, based on the foregoing limitations and the Company's best interests, which employees, officers, directors, consultants and advisors are eligible to participate in this Plan. Benefits shall be in the amounts, and shall have the rights and be subject to the restrictions, as may be determined by the Plan Administrators, all as may be within the provisions of this Plan.

6.       Term of Options issued as Benefits and Certain Limitations on Right to Exercise.
         --------------------------------------------------------------------------------

         a.       Each option issued as a benefit hereunder ("Option") shall have its term established by the Plan Administrators at the time the Option is granted.

         b.       The term of the Option, once it is granted, may be reduced only as provided for in this Plan and under the express written provisions of the Option.

         c. Unless otherwise specifically provided by the written provisions of the Option or required by applicable disclosure or other legal requirements promulgated by the Securities and Exchange Commission ("Commission"), no participant of this Plan or his or her legal representative, legatee, or distributee will be, or shall be deemed to be, a holder of any shares subject to an Option unless and until such participant exercises his or her right to acquire all or a portion of the Stock subject to the Option and delivers the required consideration to the Company in accordance with the terms of this Plan and then only as to the number of shares of Stock acquired. Except as specifically provided in this Plan or as otherwise specifically provided by the written provisions of the Option, no adjustment to the exercise price or the number of shares of Stock subject to the Option shall be made for dividends or other rights for which the record date is prior to the date on which the Stock subject to the Option is acquired by the holder.

         d.       Options shall vest and become exercisable at such time or times and on such terms as the Plan Administrators may determine at the time of the grant of the Option.

         e.    Options may contain such other provisions, including further lawful restrictions on the vesting and exercise of the
         Options as the Plan Administrators may deem advisable.

         f.       In no event may an Option be exercised after the expiration of its term.

         g.       Options shall be non-transferable, except by the laws of descent and distribution.

7.       Exercise Price.   The Plan Administrators shall establish the exercise price payable to the Company for shares to be
         --------------
obtained pursuant to Options which exercise price may be amended from time to time as the Plan Administrators shall determine.

8.       Payment of Exercise Price.  The exercise of any Option shall be contingent on receipt by the Company of the exercise price
         -------------------------
paid in either cash, certified or personal check payable to the Company.




9. Withholding. If the grant of a Benefit hereunder, or exercise of an Option given as a benefit is subject to withholding or other trust fund payment requirements of the Internal Revenue Code of 1986, as amended (the "Code"), or applicable state or local laws, the Company will initially pay the optionee's liability and will be reimbursed by optionee no later than six months after such liability arises. Optionee hereby agrees to such reimbursement terms.

10. Dilution or Other Adjustment. The shares of Stock subject to this Plan and the exercise price of outstanding Options are subject to proportionate adjustment in the event of a stock dividend or a change in the number of issued and outstanding shares as a result of a stock split, consolidation, or other recapitalization. The Company, at its option, may adjust the Options, issue replacements, or declare Options void.

11. Benefits to Foreign Nationals. The Plan Administrators may, in order to fulfill the purpose of this Plan and without amending this Plan, grant benefits to foreign nationals or individuals residing in foreign countries that contain provisions, restrictions, and limitations different from those set forth in this Plan and the Benefits made to United States residents in order to recognize differences among the countries in law, tax policy, and custom. Such grants shall be made in an attempt to give such individuals essentially the same benefits as contemplated by a grant to United States residents under the terms of this Plan.

12. Listing and Registration of Shares. Each Option shall be subject to the requirement that if at any time the Plan Administrators shall determine, in their sole discretion, that it is necessary or desirable to list, register, or qualify the shares covered thereby on any securities exchange or under any state or federal law, or obtain the consent or approval of any governmental agency or regulatory body as a condition of, or in connection with, the granting of such Option or the issuance or purchase of shares thereunder, such Option may not be exercised in whole or in part unless and until such listing, registration, consent, or approval shall have been effected or obtained free of any conditions not acceptable to the Plan Administrators.

13. Expiration and Termination of this Plan. This Plan may be abandoned or terminated at any time by the Plan Administrators except with respect to any Options then outstanding under this Plan. This Plan shall otherwise terminate on the earlier of the date that is five years from the date first appearing in this Plan or the date on which the two millionth share is issued hereunder.

14. Amendment of this Plan. This Plan may not be amended more than once during any six month period, other than to comport with changes in the Code or the Employee Retirement Income Security Act or the rules and regulations promulgated thereunder. The Plan Administrators may modify and amend this Plan in any respect; provided, however, that to the extent such amendment or modification would cause this Plan to no longer comply with the applicable provisions of the Code governing incentive stock benefits as they may be amended from time to time, such amendment or modification shall also be approved by the shareholders of the Company.


ATTEST:


/s/ Don Gilbreath
Don Gilbreath, President



EXHIBIT 5, 23.2
                                 GERALD EINHORN
                                ATTORNEY- AT- LAW
                          268 West 400 South, Suite 300
                           Salt Lake City, Utah 84101
                           Telephone - (801) 575-8073



May 19, 2003


Board of Directors
ComCam, Inc.
1140 McDermott Drive, Suite 200
West Chester, PA 19380

Re: Form S-8 Registration Statement

Gentlemen:

         I have acted as special counsel for ComCam, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission ("the Commission") under the Securities Act of 1933, as amended, ("the Act") of a registration statement on Form S-8 (the "Registration Statement"). The Company is registering a Benefit Plan entitled "The 2003 Benefit Plan of ComCam, Inc." (the "Benefit Plan") pursuant to which the Company has authorized the issuance of 2,000,000 shares of the Company's common stock, par value $0.0001 (the "Shares"). In connection with the Company's filing of the Registration Statement, you have requested my opinion regarding the validity of the issuance of the aforementioned Shares.

         This opinion letter (this "Opinion") is governed by, and shall be interpreted in accordance with the Legal Opinion Accord (the "Accord") of the ABA Section of Business Law (1991). As a consequence, it is subject to a number of qualifications and limitations, all as more particularly described in the Accord, and this Opinion should be read in conjunction therewith.

         In connection with the preparation of this Opinion, I have examined and/or discussed with Company representatives the following:

         1.  The Company's Articles of Incorporation and amendments thereto and Bylaws;
         2.  The Registration Statement herein referenced;
         3. The authorization and approval, dated May 19, 2003, by the Company's
         Board of Directors of the Company's 2003 Benefit Plan concerning the
         Shares and Registration Statement; 4. The Company's Section 10(a)
         Prospectus for the Registration Statement; 5. The Company's Form 10-KSB
         for the fiscal year ended December 31, 2002 and the Company's Form
         10-QSB for the quarterly period ended March 31, 2003; 6. Such other documents as I have deemed necessary for the purposes of this Opinion.



         Additionally, I have made such investigations of federal law as I have considered necessary and appropriate to form a basis for this opinion. My opinion is qualified by the scope of the review specified herein and I make no representations as to the sufficiency of my investigation for this opinion. I further expressly exempt from this opinion any representations as to the completeness, adequacy, accuracy or any other aspect of the financial statements incorporated in the Registration Statement.

         The documentation and representations provided to me for this opinion by the Company and its duly authorized representatives indicate that the Company is validly organized under the laws of the State of Delaware; the Company is current in its filings with the Commission; the Company's Board of Directors has authorized the Benefit Plan; the Company's Board of Directors has authorized the filing of the Registration Statement; and that the number of shares to be included in the Registration Statement are available for issuance based upon corporate documentation and on the amount of shares actually issued and outstanding. As such, I am of the opinion that the Shares herein referenced have been duly and validly authorized and that subject to compliance with all provisions of the Plan, the Shares will be validly issued as fully paid and non-assessable shares of common stock in the Company.

         This opinion is based upon and subject to the qualifications and limitations specified below:

         (A) Certain of the remedial provisions of the 2003 Benefit Plan may be further limited or rendered unenforceable by other applicable laws and interpretations.

         (B) In rendering the opinion that the shares of the Company to be registered pursuant to the Registration Statement and issued under the Benefit Plan will be validly issued, fully paid and non-assessable, I assumed that: (1) the Company's Board of Directors has exercised good faith in establishing the value paid for the Shares; (2) all issuances and cancellations of the capital stock of the Company will be fully and accurately reflected in the Company's Stock Records as provided by the Company's transfer agent; and (3) the consideration, as determined by the Company's Board of Directors, to be received in exchange for each issuance of common stock of the Company, has been paid in full and actually received by the Company.

         (C) I have made no independent verification of the facts asserted to be true and accurate by authorized representatives of the Company and have assumed that no person or entity has engaged in fraud or misrepresentation regarding the inducement relating to, or the execution or delivery of, the documents reviewed.

         (D) In rendering this opinion I have assumed that all signatures are genuine, that all documents submitted to me as copies conform substantially to the originals, that all documents have been duly executed on or as of the date represented on the documents, that execution and delivery of the documents were duly authorized on the part of the parties, that all documents are legal, valid and binding on the parties and that all corporate records are complete.

         (E) I have assumed that the Company is satisfying the substantive requirements of Form S-8 and I expressly disclaim any opinion regarding the Company's compliance with such requirements, whether they are of federal or state origin, or any opinion as to the subsequent tradability of any Shares issued pursuant to the Benefit Plan.





         (F) I am admitted to practice law in the State of New York. I am not admitted to practice law in the State of Delaware or in any other jurisdiction where the Company may own property or transact business. This opinion is with respect to federal law only and I have not consulted legal counsel from any other jurisdiction for the purpose of the opinion contained herein. I expressly except from this opinion any opinion as to whether or to what extent a Delaware court or any other court would apply Delaware law, or the law of any other state or jurisdiction, to any particular aspect of the facts, circumstances and transactions that are the subject of this opinion.

         (G) This opinion is strictly limited to the parameters contained and referenced herein and is valid only as to the signature date with respect to the same. I assume no responsibility to advise you of any subsequent changes or developments which might affect any aspect to this opinion.

         I hereby consent to the use of this opinion as an exhibit to the Registration Statement. This opinion may not be used, relied upon, circulated, quoted or otherwise referenced in whole or in part for any purpose without my prior written consent.

Sincerely,

/s/ Gerald Einhorn
Gerald Einhorn






























EXHIBIT 23.1



CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT



We consent to the incorporation by reference on Form S-8 of our report dated April 3, 2003 with respect to the financial statements of ComCam, Inc. included in the Annual Report on Form 10-KSB for the year ended December 31, 2002.









JONES SIMKINS LLP
Logan, Utah
May 20, 2003



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